AMENDED AND RESTATED BYLAWS
OF
GENERAL COMMUNICATION, INC.

Effective as of August 21, 2017

TABLE OF CONTENTS
Page
ARTICLE I Offices                                            1
Section 1.    Principal Office                                        1
Section 2.    Other Offices                                        1
ARTICLE II Seal                                            1
Section 1.    Corporate Seal                                        1
ARTICLE III Shareholder Meetings                                    1
Section 1.    Place of Meetings                                    1
Section 2.    Annual Meeting of Shareholders                                1
Section 3.    Special Meetings                                    1
Section 4.    Notices of Meetings                                    2
Section 5.    Quorum                                        2
Section 6.    Voting                                            2
Section 7.    Record Date                                        3
Section 8.    Chairperson of Meeting                                    3
Section 9.    Secretary of Meeting                                    3
Section 10.    Conduct of Meetings                                    3
Section 11.    Proxies                                            3
Section 12.    Voting List                                        3
Section 13.    Action Without a Meeting                                4
Section 14.    Non-Cumulative Voting                                    4
Section 15.    Voting of Shares by Certain Shareholders                        4
Section 16.    Advance Notice of Nominations and Shareholder Proposals                4
Section 17.    Shareholder Recommendations                                6
ARTICLE IV Board of Directors                                    7
Section 1.    General Authority                                    7
Section 2.    Number and Term                                    7
Section 3.    Qualifications                                        7
Section 4.    Classes of Directors                                    7
Section 5.    Elections                                        7
Section 6.    Removal of Directors                                    8
Section 7.    Executive Committee                                    8
Section 8.    Other Committees                                    8
Section 9.    Meetings                                        8
Section 10.    Quorum                                        8
Section 11.    Action Without a Meeting                                9
Section 12.    Order of Business                                    9
Section 13.    Director’s Compensation                                9
Section 14.    Minutes                                        9

i

Section 15.    Notice and Waiver of Notice                                9
Section 16.    Dividends                                        9
Section 17.    Meetings Held Other than in Person                            10
ARTICLE V Officers                                            10
Section 1.    Number and Tenure                                    10
Section 2.    Unfilled Positions; Removal                                10
Section 3.    Chairperson of the Board                                10
Section 4.    Chief Executive Officer                                    10
Section 5.    President                                        10
Section 6.    Vice Presidents                                        11
Section 7.    Treasurer                                        11
Section 8.    Secretary                                        11
Section 9.    Registered Agent                                    12
Section 10.    Bank Accounts                                        12
Section 11.    Vacancies                                        12
Section 12.    Proxies                                            12
Section 13.    Dual Offices                                        12
Section 14.    Salaries                                            12
ARTICLE VI Indemnification                                        12
Section 1.    Non-Derivative Actions                                    12
Section 2.    Derivative Actions                                    13
Section 3.    Reimbursement Conditions                                13
Section 4.    Insurance                                        14
Section 5.    Effect of Amendment or Repeal                                14
ARTICLE VII Form of Stock                                        14
Section 1.    Certificated and Uncertificated                                14
Section 2.    Transfers                                        15
Section 3.    Lost or Destroyed Certificates                                15
Section 4.    Transfer Agent and Registrar                                16
Section 5.    Restrictions on Transfer                                    16
Section 6.    Conversion of Class B Common Stock                            16
ARTICLE VIII Reports to Shareholders                                    17
Section 1.    Annual Report                                        17
Section 2.    Other Reports                                        17
Section 3.    Delivery                                        17
ARTICLE IX Transactions with Officers, Directors, and Shareholders                    17
Section 1.    Director Material Interest                                17
Section 2.    Common Directorships, Votes on Compensation                        18
Section 3.    Transactions Involving Cross Directorships                        18
ARTICLE X General Provisions                                        18
Section 1.    Fiscal Year                                        18
Section 2.    Books and Records                                    18
Section 3.    Contracts                                        18
Section 4.    Loans                                            18
Section 5.    Saving Clause                                        18

ii

ARTICLE XI Amendments                                        19
Section 1.    Amendment and Repeal                                    19
Section 2.    Recordation                                        19

iii

AMENDED AND RESTATED BYLAWS
OF
GENERAL COMMUNICATION, INC.

Effective as of August 21, 2017

ARTICLE I

Offices

Section 1.    Principal Office. General Communication, Inc. (the “Corporation”) shall maintain a principal office in the State of Alaska.

Section 2.    Other Offices. The Corporation may have other offices, either within or without the State of Alaska, as the Board of Directors (the “Board”) may designate or the business of the Corporation requires.

ARTICLE II

Seal

Section 1.    Corporate Seal. The seal of the Corporation will be in such form as may be required by law and as the Board shall approve. Until changed by the Board, the seal will be in the form impressed immediately following Article II. The seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise.
[ S E A L ]

ARTICLE III

Shareholder Meetings

Section 1.    Place of Meetings. Meetings of the shareholders of the Corporation (“Shareholders”) will be held within the State of Alaska or at any other place determined by the Board and stated in the notice of the meeting.

Section 2.     Annual Meeting of Shareholders. The annual meeting of the Shareholders (“Annual Meeting”) will either be held on the last Monday of June each year at a time to be designated by the Board, or at another time and date designated by the Board and stated in the notice of meeting. The meeting’s purpose will be the election of directors and the transaction of other business as properly brought before the meeting.

Section 3.    Special Meetings. Special meetings of the Shareholders may be called at any time by the Chief Executive Officer, President, the Chairperson of the Board, the Board or the holders of not less than one-tenth of all the shares entitled to vote at such meeting. Special meetings will only consider business designated in the notice of the meeting. Election of directors and any other business transacted in special meetings have the same force and effect as at an Annual Meeting.

Section 4.    Notices of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose(s) of the meeting, will be delivered not less than 20 nor more than 60 days before the date of the meeting, either personally, by mail, or by electronic transmission if authorized by the Shareholder, to each Shareholder entitled to vote at such meeting. Only Shareholders of record on the record date established by the Board pursuant to Article III §6 will be entitled to notice. If mailed, notice will be deemed delivered when deposited with postage prepaid in the United States mail addressed to the Shareholder at the address of the Shareholder as appears on the stock transfer books of the Corporation, or, if the Shareholder has filed with the Secretary a written request that the notice be mailed to a different address, the Corporation will mail the notice to that other address. Except where otherwise required by law or these Bylaws, notice need not be given for any adjourned Shareholders meetings.

Section 5.    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Articles of Incorporation. The Shareholders present in person or represented by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, provided that any action taken after such withdrawal (other than adjournment, which must be approved by a majority of the shares remaining at the meeting) must be approved by at least a majority of the minimum number of shares required to constitute a quorum under this Article III, Section 5. If, however, such quorum initially is not present or represented at any meeting of the Shareholders, those Shareholders present in person or represented by proxy and entitled to vote will have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 6.    Voting.

(a)    At each Shareholders meeting, every Shareholder having the right to vote is entitled to vote, either in person or by proxy, the number of votes as provided for in or pursuant to the Articles of Incorporation for each share of voting stock registered in that Shareholder’s name on the books of the Corporation on the date of the closing of the books against transfers of stock, the record date fixed for the determination of Shareholders entitled to vote at such meeting, or if the books are not so closed or no such date is fixed, the date of such meeting. When a quorum is present at any meeting, the affirmative vote of holders of a majority of the votes associated with and entitled to vote on the matter, present in person or represented by proxy shall decide any matter brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Alaska, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision governs and controls the decision of such question. For the avoidance of doubt, broker nonvotes will not be counted as shares entitled to vote on a matter. For purposes of these Bylaws, a “broker nonvote” occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares and the broker is barred from exercising its discretionary authority to vote the shares under the applicable rules and regulations of the Nasdaq Stock Market or other securities exchange governing the voting authority of brokers.

(b)    Except as determined by the Board with respect to the Preferred Stock and as otherwise expressly required by the laws of the State of Alaska or the Articles of Incorporation, the holders of the Class A Common Stock of the Corporation and the holders of the Class B Common Stock of the Corporation shall vote with the holders of voting shares of the Preferred Stock of the Corporation, if any, as one class for the election of directors and for all other purposes.

Section 7.    Record Date. In order to determine the holders of record of the Corporation’s stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Shareholders of record for any proper purpose, the Board shall fix a record date which will be neither more than 60 days nor less than 20 days prior to the date of the action which requires such determination as the record date for such determination of Shareholders. If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the day before the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment.

Section 8.    Chairperson of Meeting. The Chairperson of the Board, or in the Chairperson’s absence or as otherwise directed by the Board, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the Chief Executive Officer and the President, a Vice President, shall preside at Shareholders meetings.

Section 9.    Secretary of Meeting. The Secretary of the Corporation, or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting. In the absence of the Secretary or Assistant Secretary, the Chairperson may choose any person present to act as secretary.

Section 10.    Conduct of Meetings. Shareholders meetings will generally follow accepted rules of parliamentary procedure.

Section 11.    Proxies. At all Shareholders meetings, a Shareholder may vote by proxy executed in writing by the Shareholder or by the Shareholders duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless a longer period is expressly provided in the proxy, but in no case may the proxy be valid for a period in excess of 11 months from the date of execution. No proxy shall be valid and voted on after the meeting of the Shareholders, or any adjournment of such meeting, to which it applies. Every proxy shall be revocable at the pleasure of the Shareholders executing it, except in those cases where an irrevocable proxy is duly executed and permitted by law.

Section 12.    Voting List.

(a)    At least 20 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at that meeting, arranged in alphabetical order and showing the address of and number and class of shares entitled to vote at such meeting owned by each Shareholder, shall be prepared by the Secretary or an officer of the transfer agent, transfer clerk or registrar of the Corporation having charge of the stock transfer books and at the direction of the Secretary. That list of Shareholders will, for a period of 30 days prior to such meeting, be kept on file at the registered office of the Corporation and will be subject to inspection by any Shareholder at any time during normal business hours. Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any Shareholder during the entire time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books, or to vote at any meeting of the Shareholders.

(b)    Failure to comply with the requirements of this Section 12 shall not affect the validity of any action taken at such Shareholders meetings.

Section 13.    Action Without a Meeting. Any action, except the election of directors, which may be taken at a Shareholders meeting may be taken without a meeting if authorized by the written consents of Shareholders, identical in content setting out the action to be taken, signed by the holders of all outstanding shares entitled to vote on the action.

Section 14.    Non-Cumulative Voting. In the election of directors, Shareholders will not cumulate their votes but must vote shares held by them for as many persons as there are directors to be elected.

Section 15.    Voting of Shares by Certain Shareholders.

(a)    Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of that corporation may prescribe or, in the absence of such provision, as the board of directors of that corporation may determine.

(b)    Shares of the Corporation held by an administrator, executor, guardian or conservator may be voted by that person, in person or by proxy, without a transfer of such shares into that person’s name. Shares standing in the name of a trustee may be voted by that person, either in person or by proxy, but no trustee will be entitled to vote shares held by that person without a transfer of such shares into that person’s name.

(c)    Shares of the Corporation standing in the name of a receiver or bankruptcy trustee may be voted by that person, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by that person without the transfer thereof into that person’s name if authority to do so is contained in an appropriate order of the court by which that person was appointed or otherwise provided or permitted under applicable federal bankruptcy law.

(d)    A Shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

(e)    Shares of its own stock held by the Corporation in a fiduciary capacity, will not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 16.    Advance Notice of Nominations and Shareholder Proposals.

(a)    Timely Notice. At a meeting of the Shareholders, only such nominations of persons for the election of directors and other business will be conducted as have been properly brought before the meeting. To be properly brought before an Annual Meeting, nominations or other business must be: (i) specified in the notice of meeting given by or at the direction of the Board or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before an Annual Meeting by a Shareholder who is a Shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16. In addition, any business proposal must be a proper matter for Shareholder action. For business including, but not limited to, director nominations to be properly brought before an Annual Meeting by a Shareholder, the Shareholder or Shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 16(a) in writing to the Secretary of the Corporation even if the matter is already the subject of any notice to the Shareholders or Public Disclosure (“Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) from the Board. To be timely, a Proposing Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation: (i) not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the previous year’s Annual Meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s Annual Meeting or not later than 70 days after the anniversary of the previous year’s Annual Meeting; and (ii) with respect to any other Annual Meeting of Shareholders, the close of business on the tenth day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an Annual Meeting commence a new notice time period or extend any notice time period.

(b)    Shareholder Nominations. For the nomination of any person or persons for election to the Board, a Proposing Shareholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice pursuant to Section 16(a) of this Article III, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each nominee, (iv) other information concerning each nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Shareholder: (A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Shareholder and any of its affiliates or associates, and any others acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from Shareholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable Shareholders understanding of the independence, or lack thereof, of such nominee.

(c)    Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary of the Corporation, pursuant to Section 16(a) of this Article III, shall set forth as to each matter the Proposing Shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) any other information relating to such Shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 16(b)(vi) of this Article III.

(d)    Proxy Rules. Article III, Section 16(a) and (c)’s notice requirement is satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Corporation of his, her or its intention to present a proposal at an Annual Meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such Shareholders proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such Annual Meeting.

(e)    Special Meetings of Shareholders. In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board, any Shareholder entitled to vote in such election may nominate a person(s) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholders notice required by Section 16(a) of this Article III is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not after the later of the close of business on the 90th day prior to such special meeting or the tenth day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period.

(f)    Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations will be made or business conducted at any Annual Meeting or special meeting, as applicable, except in accordance with the procedures set forth in Section 16 of this Article III, and (ii) unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an Annual Meeting or special meeting, as applicable, pursuant to Section 16 of this Article III does not provide the information required under Section 16 of this Article III to the Corporation pursuant to Section 16(a) of this Article III, or the Proposing Shareholder does not appear at the meeting to present the proposed business or nominations, such business or nominations will not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of Section 16 of this Article III applies to any business or nominations to be brought before an Annual Meeting or special meeting, as applicable, by a Shareholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Shareholders by means of an independently financed proxy solicitation. The requirements of Section 16 of this Article III are included to provide the Corporation notice of a Shareholders intention to bring business or nominations before an Annual Meeting or special meeting, as applicable, and in no event will be construed as imposing upon any Shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an Annual Meeting or special meeting, as applicable.

Section 17.    Shareholder Recommendations. A Shareholder may make a recommendation of a candidate for nomination and election to the Board subject to specific procedures and limitations as set forth in the Corporation’s Nominating and Corporate Governance Committee Charter approved by the Board.

ARTICLE IV

Board of Directors

Section 1.    General Authority. The property, business and affairs of the Corporation shall be managed and controlled by its Board. The Board may exercise all powers of the Corporation and do all lawful acts and things as are not by applicable law or the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the Shareholders.

Section 2.    Number and Term. The number of directors will not be less than three nor more than twelve; provided that (A) the Board shall fix the number of directors by at least a simple majority vote, at a regular or special meeting called by written notice, which will include notice to change the number of directors and (B) no decrease in the number of directors will shorten the term of an incumbent director. Until changed as provided in Section 2, there will be ten directors on the Board.

Section 3.    Qualifications.     Each director will be at least 21 years old. Each nominee and each person appointed or otherwise elected as a director of the Board shall at all times satisfy other qualifications set forth in the Corporation’s Nominating and Corporate Governance Committee Charter approved by the Board. Directors must neither be Shareholders nor residents of Alaska.

Section 4.    Classes of Directors.

(a)    Upon the establishment of the Board as having three or more members (“Class Date”), the Board will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of one-third of the whole number of the Board. Directors in office on the Class Date will be divided among such classes and in such manner, consistent with the provisions of Article IV, as the Board may determine by resolution. The initial Class I directors will serve until the next Annual Meeting following such date. The initial Class II directors will serve until the second Annual Meeting following such date. The initial Class III directors so will serve until the third Annual Meeting following such date. In the case of each class, directors will serve, subject to their earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until their respective successors are elected and qualified. At each Annual Meeting after the date of such filing, the directors chosen to succeed those whose terms have expired will be elected to hold office for a term to expire at the third succeeding Annual Meeting after their election and, subject to their earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class will hold office for a term which coincides with the terms of the other directors in that class.

(b)    As used in these Bylaws, the terms “whole Board” or “entire Board” means the number of directors the Corporation would have under these Bylaws at the time of determination if there were no vacancies.

Section 5.    Elections.

(a)    Other than as provided in Section 5(b) of this Article IV, the directors of the Corporation will be elected at the Annual Meeting or at a special meeting of Shareholders. Each director to be elected by the Shareholders at such a meeting shall be elected by a vote of a majority of the votes cast for the election of directors. For the avoidance of doubt, broker nonvotes will not be counted as votes cast for or against a director, but abstentions will be counted as votes against a director.

(b)    Any vacancy occurring in the Board caused by death, resignation, removal and any newly created directorship resulting from an increase in the number of directors on the Board, may be filled by the directors then in office, although such directors are less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of the Class for which the director was chosen or, if no class is established, then until the next election of directors and, subject to that director’s earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until that director’s successor is duly elected and qualifies.

(c)    Any director may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President, Chairperson of the Board or the Secretary of the Corporation. Resignation takes effect upon receipt of such notice or at any later time specified in the notice. Unless otherwise specified in the notice, acceptance of the resignation will not be necessary to make any postdated resignation by notice in writing to the resigning director. In the event the resignation of a director is tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.

(d)    The Shareholders may elect a director to fill any vacancy not filled by the Board.

(e)    The term of a director terminates upon the election and qualification of a successor.

Section 6.    Removal of Directors. The entire Board or any individual director may be removed from office, at an Annual Meeting or a special meeting of Shareholders, by at least, a majority vote of a quorum of Shareholders for that meeting. If, after filling a vacancy by the Board, the elected directors constitute less than a majority of the directors, a holder or holders of an aggregate of 10 percent or more of the shares outstanding at the time may call a special meeting of Shareholders to elect the entire Board. The Board may declare a director’s office vacant if the director has been declared of unsound mind by a court order.

Section 7.    Executive Committee. By the affirmative vote of at least 75 percent of the directors, the Board may designate an Executive Committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation, except to the extent Shareholder authorization is required by law, the Articles of Incorporation or these Bylaws. The Executive Committee will have the power, as set forth by resolution of the Board or these Bylaws to perform or authorize any act that could be done or accomplished by the majority action of all the directors of the Corporation, subject to the provisions of the laws of the State of Alaska. The Executive Committee shall keep minutes of its meetings and report to the Board not less often than quarterly on its activities and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to it.

Section 8.    Other Committees. The Board may, by resolution, establish committees and shall specify the powers and duties of any such committee. All committees of the Board including the Executive Committee will keep meeting minutes; have names as the Board, by resolution, may determine; and be responsible to the Board for the conduct of the enterprises and affairs entrusted to them. All committees will have at least two or more members and serve at the pleasure of the Board.

Section 9.    Meetings. Regular or special meetings of the Board or of a committee of the Board will be held at such place as may be designated by the Board or any other person calling the meeting. Such meetings may be called by the Chairperson of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or a director.

Section 10.    Quorum. A majority of the directors then in office constitutes a quorum for the transaction of business. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which will be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Articles of Incorporation or these Bylaws required the vote of a greater number.

Section 11.    Action Without a Meeting. Any action that may be taken at a Board or committee meeting may be taken without a meeting if identical written consents describing the action taken are signed by all the directors or members of committee entitled to vote with respect to the subject matter thereof. Written consent will be filed with the meeting minutes.

Section 12.    Order of Business. At Board meetings, business will be transacted in any order the Board may by resolution determine. At all Board meetings, the Chairperson, or in that person’s absence, the Chief Executive Officer, or in that person’s absence, the President, or in that person’s absence, the director designated as the chairperson of the meeting by the majority of the directors present, will preside.

Section 13.    Director’s Compensation. Directors will receive compensation and reimbursement of any expenses incidental to the performance of their duties as the Board determines by resolution. Compensation may be in addition to any compensation received by Board members in any other capacity.

Section 14.    Minutes. The Board will keep written minutes of its meetings. In the event the Secretary of the Corporation is not a member of the Board, the Board shall prescribe by a resolution the officer or other person who will be charged with the responsibility of keeping and maintaining minutes.

Section 15.    Notice and Waiver of Notice. The first meeting of each newly elected Board will be held, without notice, immediately following the adjournment of the corresponding Annual Meeting, or as soon thereafter as is practicable. Regular meetings of the Board or a committee of the Board may be held, without notice, at such time and place, as will be fixed by the Board or these Bylaws. Whenever notice is required to any director it will be given in writing, by mail at the address as appears on the records of the Corporation with postage prepaid, deemed delivered when deposited in the United States mail, or by electronic means. Notice of special meetings of the Board will either be sent in writing or given by electronic means, personal messenger, or comparable person-to-person communication at least 72 hours before the meeting. The notice must include disclosure of the business to be transacted and the purpose of the meeting. Attendance of a director, either in person or by proxy, or of a director at a meeting will constitute a waiver or notice of such meeting, except where an appearance is made for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Whenever any notice is required to be given under the provisions of statutes, the Articles of Incorporation or these Bylaws, a waiver of the notice in writing, signed by the person entitled to the notice either before or after the time stated in the notice will be deemed equivalent to giving notice.

Section 16.    Dividends. Subject to the provisions of the laws of the State of Alaska and the Articles of Incorporation, the Board shall have full power to determine whether any, and if so what part, of the funds legally available for the payment of dividends will be declared in dividends and paid to the Shareholders. The Board may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such funds in the Board’s absolute judgment and discretion. Dividends upon the Corporation’s shares of stock may be declared by the Board at any regular or special meeting of the Board, payable in cash, property or shares of the Corporation’s stock.

Section 17.    Meetings Held Other than in Person. Board or committee members may participate in a meeting by means of a conference telephone network or similar communications method by which all persons participating in the meeting can hear each other. Such participation constitutes in person presence at the meeting.

ARTICLE V

Officers

Section 1.    Number and Tenure. The Board shall elect from its members a Chairperson of the Board. The Board shall also elect a Chief Executive Officer, a President, a Secretary, a Treasurer and shall appoint a Registered Agent. The Board may also elect Vice Presidents and other officers as are desirable or required for the conduct of the business of the Corporation. Any of the officers of the Corporation may or may not be directors, except that the Chairperson of the Board shall be a director. The election or appointment of an officer shall not of itself create contract rights. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal.

Section 2.    Unfilled Positions; Removal. The Board may, by majority vote, leave any office except the Chief Executive Officer, President, Treasurer, Secretary or Registered Agent, unfilled for any period as it may determine. Any officer or agent of the Corporation appointed by the Board may be removed with or without cause at any time by majority vote of the Board. The removal of an officer shall be without prejudice to his or her contract rights, if any.

Section 3.    Chairperson of the Board. The Chairperson of the Board shall be a director and, when present, preside at Board meetings. Except as may be required otherwise to maintain the Corporation’s capital stock registered under the Exchange Act and to maintain the Corporation’s access to the status of one or more of its classes of common stock each as a national market system stock on the Nasdaq Stock Market, the Chairperson of the Board shall: (i) by resolution of the Board be a member of one or more of the standing committees of the Board; (ii) be a member and the Chairperson of the Executive Committee; (iii) perform other duties as prescribed by the Board or by these Bylaws; (iv) have the power to sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same; and (v) have the power to delegate any of the Chairperson’s powers, on a temporary or permanent basis, to the Chief Executive Officer or the President.

Section 4.    Chief Executive Officer. The Chief Executive Officer shall be a member of the Board. In the absence of the chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the Shareholders and of the Board of Directors. The Chief Executive Officer shall exercise such duties as customarily pertain to the office of Chief Executive Officer and have general and active supervision over the property, business and affairs of the Corporation and over its officers. The Chief Executive Officer may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board. The Chief Executive Officer may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.

Section 5.    President. The President shall perform such duties and have such powers relative to the business and affairs of the Corporation as may be assigned to the President by the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer). The offices of President and Chief Executive Officer may be held by the same or separate persons, each having the powers and duties hereunder as determined by the Board of Directors. In the event that such offices are held by separate persons, the Chief Executive Officer shall be the more senior ranked officer with respect to exercising the powers and duties under these Bylaws. The President shall exercise such duties as customarily pertain to the office of President and have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation. The President may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer). The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer), and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer (if the President is not the Chief Executive Officer) or these Bylaws.

Section 6.    Vice Presidents. Vice Presidents shall have such distinguishing titles, powers and perform such duties as may be assigned to them by the Chairperson of the Board, the Chief Executive Officer, the President, the Executive Committee or the Board. In the absence or disability of the Chairperson of the Board, the Chief Executive Officer, and the President any Vice President designated by the Board may perform the duties and exercise the powers of the Chief Executive Officer or the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of duties of that office which implement policies established by the Board and shall perform such other duties as may be prescribed by the Board or these Bylaws.

Section 7.    Treasurer. The Treasurer shall be the chief financial officer and, unless the Board otherwise declares by resolution, the chief accounting officer of the Corporation. Unless the Board otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation. The Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board may designate. The Treasurer may sign, with the Chairperson of the Board, the Chief Executive Officer or the President, or such other person or persons as may be designated for the purpose by the Board, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by the Treasurer on account of the Corporation; shall at all reasonable times exhibit books and accounts of the Treasurer to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board, the Chief Executive Officer or the President, shall render a statement of accounts for the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board or by the Bylaws. The Treasurer may be required to give bond for the faithful performance of duties of that office in such sum and with such surety as shall be approved by the Board. The Board may authorize one or more accounting firms to perform any act or discharge any responsibility of the Treasurer. Any individual appointed by the Board as Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may prescribe.

Section 8.    Secretary. Subject to Article III § 9 and Article IV § 14, the Secretary shall keep the minutes of all meetings of the Shareholders and of the Board, and to the extent ordered by the Board, the Chairperson of the Board, the Chief Executive Officer or the President, will keep the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of Shareholders, of the Board and of any committee appointed by the Board. The Secretary will have custody of the corporate seal and minutes and records relating to the conduct and acts of the Shareholders and the Board, which will, at all reasonable times, be open to the examination of any director. The Secretary or any Assistant Secretary appointed by the Board may certify the record of proceedings of the meetings of the Shareholders or of the Board and of resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notices of meetings; and shall perform such other duties and have such other powers as the Board may prescribe.

Section 9.    Registered Agent. The Registered Agent for the Corporation may be an individual or corporation, resident or located in Alaska. The Registered Agent shall have the duties and responsibilities as prescribed by the laws of the State of Alaska.

Section 10.    Bank Accounts. In addition to bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chairperson of the Board, the Chief Executive Officer or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as may be deemed necessary or appropriate by the Treasurer, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer with the approval of the Chairperson of the Board, the Chief Executive Officer or the President.

Section 11.    Vacancies. If an office becomes vacant, then the Board may fill the vacancy. In case of the absence or disability of any officer, the Board may delegate the powers or duties of such officer to another officer in the Corporation, or to a director.

Section 12.    Proxies. Unless otherwise directed by the Board, the Chairperson of the Board, the Chief Executive Officer or the President, or the designees of either of these officers, shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of Shareholders of any corporation in which this Corporation may hold stock, and may exercise any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

Section 13.    Dual Offices. A person may hold more than one corporate office, except that a person must not simultaneously hold the offices of Chief Executive Officer or President, on the one hand, and Secretary, on the other hand.

Section 14.    Salaries. The Board shall fix the salaries of the Corporation’s executive officers. Officers are eligible to receive such salary regardless of their receipt of director compensation or if working less than full time.

ARTICLE VI

Indemnification

Section 1.    Non-Derivative Actions. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of or arising from the fact that that person is or was a director or officer of the Corporation. Amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with the action or proceedings if that person acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit and proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not of itself create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

Section 2.    Derivative Actions. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of or arising from the fact that the person is or was a director or officer of the Corporation. This indemnification will cover reimbursement for expenses (including attorney fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 3.    Reimbursement Conditions.

(a)    The Corporation will not indemnify any director or officer in respect of any claim, issue, or matter as to which the person: (i) has been adjudged to be liable for negligence, made admissions of conduct or pled guilty; (ii) asserts claim(s), counter-claims, or cross-claims against the Corporation; or (iii) engages in misconduct in the performance of the person’s duty to the Corporation, except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper.

(b)    To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of an action or proceeding as described in Sections 1 and 2 of this Article VI or in defense of a claim, issue, or matter in the action or proceeding, the director or officer will be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

(c)    Unless otherwise ordered by a court, indemnification under Sections 1 or 2 of this Article VI may only be made by the Corporation upon a determination that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set out in those sections. The determination will be made by:

(1)The Board by at least a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

(2)Independent legal counsel in a written opinion if a quorum under (c)(1) of this Section 3 is

(A)not obtainable;

(B)obtainable but a majority of disinterested directors so directs; or

(C)Approval of the outstanding shares of the Corporation.

(d)    The Corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in Section 3(c) if:

(1)    The director or officer furnishes the Corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450(b) or 10.06.483(e) of the Alaska Corporations Code has been met;

(2)    The director or officer furnishes the Corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately adjudged that the person is not eligible for indemnification; and

(3)A determination is made that the facts then known to those making the determination would not preclude indemnification under the Alaska Corporations Code.

(e)    The indemnification provided under Sections 1 and 2 of this Article VI is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office. The right to indemnification continues as to a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors, and administrators of the person.

Section 4.    Insurance. At the discretion of the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that status, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.

Section 5.    Effect of Amendment or Repeal. Any amendment or repeal of this Article will not adversely affect any right or protection of a director or officer existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE VII

Form of Stock

Section 1.    Certificated and Uncertificated.

(a)    The shares of the Corporation shall be represented by certificated or uncertificated form.

(b)    Certificates for shares shall be as follows: (1) numbered; (2) entered on the books of the Corporation as they shall be issued; (3) certify the class and number of shares represented by the certificate; and (4) be in such form, not inconsistent with the Articles of Incorporation, as the Board shall from time to time prescribe.

(c)    The Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary shall sign the stock certificates and seal the certificates with the corporate seal. Where any certificate is countersigned or otherwise authenticated by a transfer agent or by a transfer clerk, and by a registrar, the signatures of any officers may be facsimile, engraved or printed.

(d)    Uncertificated shares of common stock shall be identified, held and transferred, if at all, in a manner compatible with the requirements of the Direct Registration System adopted by the Nasdaq Stock Market (“Direct Registration System”).

(e)    In the event the Board mandates by resolution participation by the Corporation in the Direct Registration System, holders of shares subject to that system shall have the opportunity to participate in that system but shall not be required to convert their shares held in certificated form and participate in that system until the certificate for those shares shall be surrendered to the Corporation.

(f)    Uncertificated shares of preferred stock will be identified, issued, held and transferred, if at all, in a manner established by the Board.

(g)    Notwithstanding other provisions of Article VII, the determination whether to issue, reissue or terminate issuance of shares in uncertificated or certificated form remains the sole discretion of the Board, and such determination will be by resolution of the Board or otherwise as provided in these Bylaws.

Section 2.    Transfers.

(a)    In the event of surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled to it, cancel the old certificate and record the transaction upon its books.

(b)    In the event of receipt of proper transfer instructions from the registered holder of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares will be made to the person entitled to them, and the transaction will be recorded upon the books of the Corporation or otherwise accounted for as the Board directs.

(c)    Within a reasonable time after the issuance or transfer of shares in uncertificated form, the Corporation shall send, or cause to be sent, without charge to the registered owner of the shares a written statement giving the following information required by AS 10.06.350 to be on certificates: (1) confirmation that the Corporation is organized under the laws of the State of Alaska; (2) the name of the person to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, that the shares represent; and (4) a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue preferred or special class in series, the variations in the relative rights and preferences between the shares of each series so far as they have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

(d)    The person in whose name shares of stock stand on the books of the Corporation will be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as is otherwise provided by the laws of the State of Alaska.

Section 3.    Lost or Destroyed Certificates. The Board shall have the power to direct new stock certificates to be issued to any Shareholder in place of any certificates theretofore issued by the Corporation when such Shareholder proves to the satisfaction of the Board that a stock certificate is lost or destroyed, or upon the posting of an indemnity bond by the owner of such lost or destroyed certificates, or that Shareholders legal representatives, in such amount as the Board shall deem appropriate, to hold the Corporation harmless from any loss or claim arising out of or in connection with the issuance of a duplicate certificate, unless such requirement be dispensed with by the Board, in its discretion, in any instance or instances.

Section 4.    Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them. The Corporation’s transfer agent and registrar may be the identical if the person or entity acting in such dual capacities countersigns certificates for shares required to bear that person’s signatures in both capacities.

Section 5.    Restrictions on Transfer. No securities of the Corporation or certificates representing such securities will be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments to them, these Bylaws or other agreement restricting such transfer which has been filed with the Corporation if reference to any such restrictions is made on the certificates representing such securities. The Corporation will not be bound by any restriction not so filed and noted. The Corporation may rely in good faith upon the opinion of its counsel as to any legal or contractual violation with respect to any such restrictions unless the issue has been finally determined by a court of competent jurisdiction. The Corporation and any party to such agreement will have the right to have a restrictive legend imprinted upon any certificate covered by the agreement and any certificates issued in replacement or exchange therefor or with respect to such certificates.

Section 6.    Conversion of Class B Common Stock.

(a)    In the event a holder of certificated shares of Class B common stock shall give written notice to the Corporation requesting conversion of those shares, or a portion of them, into certificated shares of Class A common stock, the Corporation shall respond and otherwise take action as provided in, and the transaction shall otherwise be subject to the provisions of, Article IV, Sections (g) and (j) of the Corporation’s Restated Articles of Incorporation, and subject to other provisions of this Article VII, including but not limited to Section 1(e) in the context of this surrender of certificated shares of Class B common stock.

(b)    In the event a holder of uncertificated shares of Class B common stock shall give written notice to the Corporation requesting conversion of those shares, or a portion of them, into shares of Class A common stock, the Corporation shall respond and otherwise take action as provided in, and the transaction shall otherwise be subject to the provisions of, Article IV, Sections (g) and (j) of the Corporation’s Restated Articles of Incorporation, with the following clarifications:

(1)    delivery of the shares of Class B common stock by the holder shall be in uncertificated form and consist of instructions and the information required in accordance with the provisions of the Direct Registration System; and

(2)    upon receipt by the Secretary of the instructions and required information as addressed in Section 7(b)(1) of this Article VII, the Corporation shall issue to the holder one share of Class A common stock for each share of Class B common stock requested to be converted, issuing the shares in uncertificated form and delivering to the holder the converted shares in that form along with a separate identification of remaining shares, if any, of Class B common stock in uncertificated form; provided that, in the event the Corporation at the time of the conversion no longer shall be participating in the Direct Registration System, the converted shares of Class A common stock and the remaining shares of Class B common stock not converted will be issued in certificated form.

ARTICLE VIII

Reports to Shareholders

Section 1.    Annual Report. The Board will authorize the preparation of, and arrangement for, the distribution of an annual report to Shareholders of the Corporation as required by as 10.06.433(a) Alaska Corporations Code. The annual report to Shareholders will contain, at minimum, a balance sheet as of the end of the fiscal year, an income statement and a statement of changes in financial position for the fiscal year accompanied by the following: (1) a report on the fiscal year by independent accountants; or (2) if there is no such report from accountants, a certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation; provided that, so long as the Corporation’s stock is registered pursuant to the Exchange Act, the annual report to Shareholders required under that act will be provided to all Shareholders.

Section 2.    Other Reports. A Shareholder holding at least five percent of the outstanding shares of a class of the Corporation may make a written request to the Corporation in accordance with AS 10.06.433(c) of the Alaska Corporations Code, for a quarterly income statement of the Corporation and a balance sheet of the Corporation and, in addition, if an annual report for the last fiscal year has not been sent to Shareholders, the statements required by (a) of Section 1 of Article VIII of these Bylaws for the last fiscal year. These statements will be delivered or mailed by the Corporation to the person making the request within 30 days of the request. A copy of these statements will be kept on file in the principal office of the Corporation for 12 months, and they will be exhibited at all reasonable times to a Shareholder demanding an examination of the statements, or a copy of the statements will be mailed to that Shareholder.

Section 3.    Delivery.

(a)    The Corporation will, in accordance with AS 10.06.433(d) of the Alaska Corporations Code, upon the written request of a Shareholder, mail to the Shareholder a copy of the reports described in this Article VIII.

(b)    The income statements and balance sheets referred to in this Article VIII must be accompanied by any report on those statements prepared by independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

ARTICLE IX

Transactions with Officers, Directors, and Shareholders

Section 1.    Director Material Interest. A contract or other transaction between the Corporation and one or more of the directors of the Corporation, or between the Corporation and a corporation, firm, or association in which one or more of the directors of the Corporation has a material financial interest, is neither void nor voidable because the director or directors or other corporation, firm, or association is a party or because the director or directors is present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts as to the transaction and as to the director’s interest are fully disclosed or known to the (1) Shareholders and the contract or transaction is approved by the Shareholders in good faith, with the shares owned by the interested director or directors not being entitled to vote; or (2) Board, and the Board authorizes, approves, or ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the interested director or directors, and the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved, or ratified.

Section 2.    Common Directorships, Votes on Compensation. A common directorship does not alone constitute a material financial interest within the meaning of this Article IX. A director is not interested in a resolution fixing the compensation of another director as a director, officer, or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes, approves, or ratifies a contract or transaction under Article IX.

Section 3.    Transactions Involving Cross Directorships. A contract or other transaction between the Corporation and a corporation or association of which one or more directors of the Corporation are directors is neither void nor voidable because the director or directors are present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts of the transaction and the director’s other directorship are fully disclosed or known to the Board and the Board authorizes, approves, or ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the common director or directors or the contract or transaction is approved by the Shareholders in good faith. Section 3 does not apply to contracts or transactions covered by Article IX § 1.

ARTICLE X

General Provisions

Section 1.    Fiscal Year. Unless otherwise determined by the Board, the fiscal year begins on January first each year.

Section 2.    Books and Records. A certified copy of the Articles of Incorporation and the Bylaws will be maintained in the books and records of the Corporation. All checks or demands for the payment of money and all notes and other instruments of a negotiable nature will be signed by the person designated by appropriate resolution of the Board or these Bylaws.

Section 3.    Contracts. The Board may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.    Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board, and such authorization may be general or confined to specific instances.

Section 5.    Saving Clause. In the event any provision of these Bylaws is inconsistent with the Articles of Incorporation or the corporate laws of the State of Alaska, that provision will be invalid to the extent of such conflict. Any conflict will not affect the validity of all other provisions of these Bylaws.

ARTICLE XI

Amendments

Section 1.    Amendment and Repeal. Except as otherwise provided by law, the power to alter, amend or repeal these Bylaws and adopt new Bylaws will be vested exclusively in the Board, provided that such action must be taken by a vote of at least a simple majority of the whole Board.

Section 2.    Recordation. Whenever an amendment or new bylaw is adopted and made a part of the Bylaws, a copy will be kept in the minute book with these Bylaws. If any position of the Bylaws is repealed, the fact of such repeal and the date on which it occurred will be recorded in the minute book, and a copy of it will be placed next to and include in these Bylaws.

I, the undersigned being the Secretary of GENERAL COMMUNICATION, INC., hereby certify the foregoing to be the amended and revised Bylaws of the Corporation, as adopted by the Board, on the 21st day of August 2017 to supersede and replace the Amended and Restated Bylaws of the Corporation dated June 27, 2016.

/s/ Peter Pounds
Peter Pounds, Secretary